                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          FIRST NATIONAL BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  [LETTERHEAD]

February 10, 2000



To Our Shareholders:

On behalf of the Board of Directors and Management, I cordially invite you to attend the Annual Shareholders Meeting of First National Bancorp, Inc. to be held on Thursday, March 9, 2000 at 3:00 p.m. in the main office of First National Bank of Joliet at 78 North Chicago Street, Joliet, Illinois.

The Notice of the Annual Shareholders Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon.

In addition to the election of Directors, upon approval by the Shareholders of the Company to amend the Articles of Incorporation, it is the present intention of the Board of Directors of First National Bancorp, Inc., to declare a 5 for 4 stock split in the form of a 25% stock dividend to its Shareholders of Record as of March 9, 2000.

For the first time in more than twenty years, not included in the Director nominees, are Harvey Lewis and Watson Healy. Both Harvey and Watson have reached the director retirement age. It is with the highest level of appreciation that we recognize and thank Harvey and Watson for their many contributions and years of loyal service as directors. We are, however, very pleased that Harvey and Watson have agreed to continue as Directors Emeritus.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to please mark, sign, date and promptly return the enclosed BLUE proxy in the envelope provided.

Sincerely,


/s/ Kevin T. Reardon
Kevin T. Reardon
Chairman of the Board
and Chief Executive Officer

                            FIRST NATIONAL BANCORP, INC.
                              78 NORTH CHICAGO STREET
                              JOLIET, ILLINOIS  60432

                                  PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Shareholders Meeting of First National Bancorp, Inc. (the "Company") to be held on Thursday, March 9, 2000, at 3:00 p.m. at 78 N. Chicago Street, Joliet, Illinois, and any adjournments or postponements thereof and further to inform the Shareholders concerning the use of the proxy and the business to be transacted at the meeting.

     This proxy statement and form of proxy were first mailed to the Shareholders on or about Thursday, February 10, 2000.

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The proxy may be revoked at any time before it is voted whether in writing delivered to the Company stating that the proxy is revoked or by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing the proxy. The items enumerated herein constitute the only business which the Board of Directors intends to present or is informed that others will present at the meeting. If any other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     The expenses in connection with the solicitation of proxies will be borne by the Company. Solicitation will be made by mail, but may in some cases also be made by telephone or personal calls by officers, directors or regular employees of First National Bank of Joliet who will not be specially compensated for such solicitation.

     On the record date, the Company had issued and outstanding and entitled to vote 2,425,836 shares of $10.00 par value common stock, except that 5,186 shares, or .21%, were held by the Trust Department of First National Bank of Joliet as sole Trustee and may not be voted. Only Shareholders of record at the close of business of the Company on Tuesday, February 1, 2000, are entitled to notice of and to vote at the Shareholders meeting. Each share of common stock entitles the holder to one (1) vote on any matter brought before the meeting except for the election of directors.

     A quorum of Shareholders is necessary to take action at the Annual Shareholders Meeting. A majority of the outstanding shares of common stock of the Company, represented in person or by proxy, will constitute a quorum of Shareholders at the Annual Shareholders Meeting. Abstentions will be considered as present for purposes of a quorum and will be considered as a no vote on any matter brought before the Shareholders. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares of common stock on a particular matter, those shares will be considered as present for purposes of a quorum but will not be entitled to vote with respect to that matter. Votes cast by proxy or in person at the Annual Shareholders Meeting will be tabulated by the inspectors of election appointed for the Annual Shareholders Meeting.

     In the election for directors, each Shareholder shall have the right to vote the number of shares owned by such Shareholder for as many persons as there are directors to be elected or to cumulate such votes and give one (1) person as many votes as shall equal the number of directors to be elected multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of persons. The nine (9) persons receiving a plurality of the votes cast for director shall be elected as directors. Approval of the amendment to the Company's Articles of Incorporation requires the approval of two-thirds of the outstanding shares of common stock. For any other proposal brought before the Shareholders, a simple majority of the votes cast is required for the proposal to be approved.

     A copy of the 1999 Annual Report of the Company and its wholly owned subsidiary, the First National Bank of Joliet ("FNBJ") is enclosed and accompanies this Proxy Statement. Also enclosed is a supplement to the 1999 Annual Report containing management's report on the performance of the Company in 1999, as well as certain additional financial information.

ELECTION OF DIRECTORS

     The nine (9) persons named below are the persons whom the Board of Directors recommends for election as directors of the Company for a term ending at the next Annual Shareholders Meeting in 2001. All of the nominees are members of the current Board of Directors of the Company.

     It is intended that all shares of common stock represented by a proxy in the accompanying form will be voted for the election of the persons listed below as directors unless authority to vote for the election of directors is withheld in such proxy. The Board of Directors has no reason to believe that any of the nominees will refuse or be unable to serve, but if any of the nominees will refuse or be unable to serve, proxies will be voted for election of other persons selected by the Board of Directors. Certain information with respect to the nominees is set forth below.

                               NOMINEES FOR DIRECTOR
                                                                                     DIRECTOR OF
                            PRINCIPAL OCCUPATION FOR THE                             COMPANY OR
 NAME AND AGE               PAST FIVE YEARS (1)                                   SUBSIDIARY SINCE
 ------------               ------------------                                    ----------------
 Sheldon C. Bell            President, Bell Realty, Inc.                                1973
 (Age 65)                   (Real Estate)

 George H. Buck             President, Werden Buck Company                              1980
 (Age 51)                   (Face Brick-Masonry Materials)

 Albert G. D'Ottavio        President, Secretary/Treasurer, and COO, First              1980
 (Age 56)                   National Bancorp, Inc.; President and COO, First
                            National Bank of Joliet

 Walter F. Nolan            Member, Clifton Gunderson & Co., L.L.C.                     1991
 (Age 59)                   (Certified Public Accountant)

 Charles R. Peyla(2)        President, Illinois Securities Company                      1973
 (Age 67)                   (Insurance)

 Louis R. Peyla (2)         Chairman of the Board, Illinois Securities Company          1983
 (Age 69)                   (Insurance)

 Kevin T. Reardon(3)        Chairman of the Board and CEO, First National               1973
 (Age 64)                   Bancorp, Inc. and First National Bank of Joliet

 Michael C. Reardon(3)      Senior Vice President, First National Bank of               1994
 (Age 41)                   Joliet

 Howard E. Reeves           President, HOW Enterprises, Inc.                            1980
 (Age 66)                   (Land Development)

(1) All of the above named directors have been engaged in the principal occupation specified for more than five years.
(2)  Charles R. Peyla and Louis R. Peyla are brothers.
(3)  Kevin T. Reardon is the father of Michael C. Reardon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock at December 31, 1999 by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.


      NAME OF INDIVIDUALS OR            AMOUNT AND NATURE OF       PERCENT OF
      NUMBER OF INDIVIDUALS IN GROUP    BENEFICIAL OWNERSHIP(1)       CLASS
      ------------------------------    -----------------------       ------
      DIRECTORS

      Sheldon C. Bell                                       21,604        .89%

      George H. Buck                                        15,796        .65%

      Albert G. D'Ottavio                                   17,336        .71%

      Walter F. Nolan                                       38,090       1.57%

      Charles R. Peyla                                      48,848       2.01%

      Louis R. Peyla                                        42,514       1.75%

      Michael C. Reardon                                     6,166        .25%

      Kevin T. Reardon                                      47,998       1.98%

      Howard E. Reeves                                      38,014       1.57%

      All directors and executive officers                 286,116      11.79%
      of the Company as a group (1]
      persons)

(1) All of the listed directors and executive officers exercise sole voting and investment control over the shares indicated and own the shares directly, except for the following shares: Sheldon C. Bell--jointly with spouse 3,220 shares, trust 17,172 shares; George H. Buck--custodian 84 shares; Albert G. D'Ottavio--trust 1000 shares, vested interest in First National Bancorp Profit Sharing & Retirement Plan 250 shares; Walter F. Nolan--jointly with spouse 15,330 shares; Charles R. Peyla--agent for the Illinois Securities Company 11,022 shares, co-trustee 35,248 shares, spouse 84 shares; Louis R. Peyla--co-trustee 36,112 shares; Kevin T. Reardon--trust 2,456 shares, spouse trust 12,992 shares, trustee 32,200 shares, vested interest in First National Bancorp Profit Sharing & Retirement Plan 250 shares; Michael C. Reardon--jointly with spouse 4,671 shares, vested interest in First National Bancorp Profit Sharing & Retirement Plan 206 shares; Howard E. Reeves--spouse 8,570 shares, trust 28,764 shares. The following executive officers named in the Summary Compensation Table are John J. Keigher--total of 7113 shares; jointly with spouse 6,774 shares, trust 100 shares, vested interest in First National Bancorp Profit Sharing & Retirement Plan 239 shares; Jack A. Podlesny--total of 2637 shares; jointly with spouse 1,296 shares, trust 132 shares, vested interest in First National Bancorp Profit Sharing & Retirement Plan 237 shares.

TRANSACTIONS WITH MANAGEMENT

     Directors and officers of the Company and its subsidiaries and their associates were customers of, and had transactions with, the Company and its subsidiaries during 1999. Additional transactions may be expected to take place in the future. All loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

     Charles R. and Louis R. Peyla each own more than a 10% interest in the Illinois Securities Company. The Company and its subsidiaries have purchased insurance policies through the Illinois Securities Company for a number of years and will continue to do so in 2000. In 1999, FNBJ paid approximately $421,800 in insurance premiums and commissions for various policies to the Illinois Securities Company.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act requires that the Company's directors, executive officers and persons who own more than 10% of the Company's common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for the 1999 fiscal year, the Company is not aware that any of its directors and executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1999 through December 31, 1999.


BOARD OF DIRECTORS AND COMMITTEES OF THE COMPANY

     The Board of Directors of the Company had twelve (12) meetings in 1999. No director attended less than 80% of all such meetings. The directors of the Company do not receive any compensation for attendance at meetings of the Company. All directors of the Company also serve as directors of FNBJ and receive compensation as directors of FNBJ.

     The Company's Board of Directors did not have any committees in 1999. The full Board of Directors considers matters pertaining to nominations to the Board.


COMPENSATION OF DIRECTORS

     Directors of the Company are not paid a fee for serving on the Company's Board. Directors of FNBJ received a fee of $2,500 per meeting of the FNBJ Board. For 1999, those Directors that are not officers of FNBJ also received $300 for each committee meeting attended and an annual fee of $2,500.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Officers of the Company are not compensated separately from their respective positions at FNBJ. The Compensation Committee of FNBJ is responsible for recommending salaries to the Board of Directors of FNBJ and establishing compensation plans and policies for the executive officers and members of management of FNBJ. The Board of Directors of FNBJ reviews and acts upon the recommendations of the Compensation Committee.

     The Compensation Committee has in the past set annual compensation recommendations by evaluating the responsibilities of the positions and the individuals' experience, performance, career progress and development. The Compensation Committee utilized Sheshunoff, Illinois Bank Administration and Bank Administration Institute surveys in the analysis of compensation levels of similarly employed individuals. The compensation of the executive officers as established by the Compensation Committee and approved by the Board of Directors of FNBJ are generally targeted in the middle of the compensation levels in these surveys. In addition, the compensation of its chief executive officer and chief operating officer are reviewed with respect to their very active roles in the performance and management of the Company and FNBJ. With respect to Mr. Kevin T. Reardon, the Compensation Committee of FNBJ recommended and the Board of Directors of FNBJ approved an increase in his base cash compensation for 1999 from $275,000 to $300,000. With respect to Mr. Albert G. D'Ottavio, the Compensation Committee of FNBJ recommended and the Board of Directors of FNBJ approved an increase in his base cash compensation for 1999 from $225,000 to $240,000.

     In reaching a decision with respect to bonuses to be awarded, the Committee gave significant consideration to the individual contributions of the officer, the favorable operating results of the Company in 1999 and the continued success of FNBJ, with respect to earnings, return on equity, return on assets, total return to shareholders and financial condition. No precise weighting was assigned to any of these factors and the Committee believes that the performance of the Company in each area has compared favorably with similar sized bank holding companies in this geographic area. The bonuses reflect the view of the Compensation Committee that the awards were appropriate in light of the excellent performance over the past three years of the Company and FNBJ. The Compensation Committee recognized achievements of the chief executive officer and the chief operating officer in the areas of customer service, technology use and innovation, and management efficiency, but did not assign a weighting factor to any specific area. With respect to Mr. Kevin T. Reardon, Chief Executive Officer, the Compensation Committee of FNBJ recommended and its Board of Directors approved his bonus for 1999 in the amount of $270,000. With respect to Mr. Albert G. D'Ottavio, Chief Operating Officer, the Compensation Committee of FNBJ recommended and its Board of Directors approved his bonus for 1999 in the amount of $170,000.

     Neither Mr. Reardon nor Mr. D'Ottavio participated in discussions of the Compensation Committee regarding either of their compensation.

     This report is submitted on behalf of the members of the Committee:

                                  Charles R. Peyla
                                 Paul A. Lambrecht
                                  Kevin T. Reardon
                                Albert G. D'Ottavio
                                  Howard E. Reeves

     THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE PRECEDING REPORT UNLESS SUCH REPORT IS SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not have a Compensation Committee and no compensation is paid by the Company to any officer. However, Kevin T. Reardon and Albert G. D'Ottavio, Chief Executive Officer and Chief Operating Officer, respectively, do serve on the Compensation Committee of FNBJ. They do not participate in any discussions and they abstain from any vote of the Compensation Committee regarding either of their compensation as officers of FNBJ. The Company's Board of Directors had no compensation committee interlocks with any other entity.


EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid or granted for the past three fiscal years to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company whose aggregate salary and bonus exceeded $100,000 for the 1999 fiscal year.

                                          SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                              ANNUAL COMPENSATION                     AWARDS              PAYOUTS
                                -------------------------------------------------------------------------------------
             (a)                (b)        (c)         (d)          (e)           (f)           (g)           (h)          (i)
                                                                   Other                     Securities
                                                                   Annual     Restricted     Underlying      LTIP       All Other
 Name And Principal                                               Compen-        Stock        Options/    Payouts ($)    Compen-
 Position                       Year    Salary($)     Bonus($)   sation($)     Award(s)       SARs (#)                  sation($)*
-----------------------------------------------------------------------------------------------------------------------------------
 Kevin T. Reardon               1999      300,000      270,000      -0-           -0-           -0-           -0-         14,372.00
 Chairman of the Board, CEO     1998      275,000      225,000      -0-           -0-           -0-           -0-         14,020.00
 and Director of First          1997      260,000      200,000      -0-           -0-           -0-           -0-          4,750.00
 National Bank of Joliet

 Albert G. D'Ottavio            1999      240,000      170,000      -0-           -0-           -0-           -0-         14,364.00
 President, COO and             1998      225,000      140,000      -0-           -0-           -0-           -0-         14,032.00
 Director of First National     1997      210,000      125,000      -0-           -0-           -0-           -0-          4,709.00
 Bank of Joliet

 John J. Keigher                1999      124,000       35,000      -0-           -0-           -0-           -0-         13,333.00
 Senior Vice President of       1998      119,000       30,000      -0-           -0-           -0-           -0-         12,370.00
 First National Bank of         1997      113,000       30,000      -0-           -0-           -0-           -0-          3,675.00
 Joliet

 Jack A. Podlesny               1999      123,000       35,000      -0-           -0-           -0-           -0-         13,814.00
 Senior Vice President and      1998      118,000       30,000      -0-           -0-           -0-           -0-         12,399.00
 Cashier of First National      1997      112,000       40,000      -0-           -0-           -0-           -0-          3,583.00
 Bank of Joliet

 Michael C. Reardon             1999      105,000       45,000      -0-           -0-           -0-           -0-         12,650.00
 Senior Vice President and      1998       95,000       37,500      -0-           -0-           -0-           -0-         10,332.00
 Director of First National     1997       85,000       30,000      -0-           -0-           -0-           -0-          2,888.00
 Bank of Joliet

(*) In 1998, the Company established the Profit Sharing Retirement Plan (a defined contribution plan) to replace the Company's Pension Plan (a defined benefit plan) that was discontinued. For 1999 and 1998, the amounts shown above include the Company's contribution to the Profit Sharing Retirement Plan and to the 401K Plan. For 1997, the amounts shown above include only the 401K Plan contribution since Pension Plan benefits were reportable in a separate schedule in the 1997 proxy statement.

     THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING PERFORMANCE GRAPH AND RELATED INFORMATION UNLESS SUCH GRAPH AND RELATED INFORMATION IS SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The following chart illustrates the cumulative total return over the five year period from January 1, 1995 through December 31, 1999 based on a $100 investment made as of December 31, 1994. For purposes of the $100 invested in Company common stock, it is assumed the dividends received during the five year measurement period were reinvested at the then current trading price for Company common stock. The cumulative total return also reflects the change in share price between the beginning and end of the measurement period. Changes in the Nasdaq Stock Market Composite and Nasdaq Bank indices over the same five year measurement period using an equal $100 investment made as of December 31, 1994 are presented to provide general comparisons to both a broad equity market index and a specific industry (banking) index.


                                    [GRAPH]


                  CUMULATIVE TOTAL RETURN (MEASURED AS OF 12/31)*
                  -----------------------------------------------
                                  1994    1995    1996    1997   1998    1999
      First National Bancorp      $100    $125    $151    $208   $244    $300
      Nasdaq Bank Index           $100    $144    $181    $296   $261    $240
      Nasdaq Composite            $100    $140    $172    $209   $292    $541

                    *  Total return assumes reinvestment of dividends

PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION


     The Board of Directors of the Company has unanimously approved an amendment (the "Amendment") to Article IV of the Company's Articles of Incorporation that would increase the number of authorized shares of the Company's Common Stock, $10.00 par value per share, from 5,500,000 shares to 10,000,000 shares. As of February 1, 2000, the Company had 2,431,804 shares of Common Stock issued of which 2,425,836 shares were outstanding.

     The Board of Directors has proposed adoption of the Amendment for several reasons, including those set forth below. First, upon the stockholders' approval to amend the Articles of Incorporation, it is the Board of Director's present intention to declare a 5 for 4 stock split, in the form of a 25% stock dividend, to be effective after the annual meeting. The increase in the authorized Common Stock will provide additional shares of Common Stock to be available in the event the Board of Directors approves this stock split. As a result of the stock split, the number of shares of Common Stock issued will increase to approximately 3,039,755 shares of which approximately 3,032,295 shares will be outstanding. If the number of authorized shares is not increased, then following the stock split, only 2,467,705 shares of authorized and unissued (and unreserved) Common Stock remain for future issuance by the Company.

     Second, the additional shares authorized by the Amendment will provide management with enough shares of Common Stock to enter into certain transactions involving the use of Common Stock that may be advisable from time to time. Such transactions could include, but are not limited to, the acquisition by the Company of additional branch locations, subsidiaries or bank or thrift holding companies. Although no such transactions are planned for the immediate future, management and the Board of Directors believe that it is in the Company's best interests to have available a sufficient number of authorized shares of Common Stock if such transactions become advisable.

     Third, the additional shares of Common Stock authorized by the Amendment could be used to raise additional working capital for the Company or the Bank. The Board of Directors does not currently have any plans to raise capital through the issuance of additional shares or otherwise, but these shares would be available for that purpose. In the event the Board of Directors decides to issue additional shares of Common Stock through a stock offering in the future, the holders of Common Stock will be able to preserve their ownership interest in the Company by exercising their pre-emptive rights, as set forth in the Articles of Incorporation.

     The increase in the number of shares of Common Stock authorized by the Amendment will allow for the possibility of substantial dilution of the voting power of current stockholders of the Company, although no dilution will occur as a direct result of the stock split. The degree of any such dilution which would occur following the issuance of any additional shares of Common Stock, including any newly authorized Common Stock, would depend upon the number of shares of Common Stock that are actually issued in the future, which number cannot be determined at this time. Issuance of a large number of such shares could significantly dilute the voting power of existing stockholders.

     The existence of a substantial number of authorized and unissued shares of Common Stock could also impede an attempt to acquire control of the Company because the Company would have the ability to issue additional shares of Common Stock in response to any such attempt. The Company is not aware of any such attempt to acquire control at this time, and no decision has been made as to whether any or all newly authorized but unissued shares of Common Stock would be issued in response to any such attempt.

     To be approved by the Company's stockholders, the Amendment must receive the affirmative vote of two-thirds of the outstanding shares of Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR THE AMENDMENT.

INDEPENDENT PUBLIC ACCOUNTANTS

     The appointment of independent public accountants is approved annually by the Board of Directors. The Board of Directors has authorized the engagement of Crowe, Chizek and Company LLP ("Crowe Chizek") as its independent public accountants for the fiscal year 2000. Crowe Chizek was retained in 1999 by the Company under a one (1) year contract for the purposes of performing, in accordance with generally accepted auditing standards, the audit of the Company's consolidated financial statements and will continue to serve in 2000 under similar terms. Crowe Chizek has served as the independent public accountants of the Company since 1996.

     In 1999, the Examining and Audit committee and the Trust Audit committee of FNBJ met with the internal auditors to review the results of their audit work performed during the year. The Examining and Audit Committee also met once during 1999 with a representative of Crowe Chizek to review the results of their audit work as independent public accountants to the Company.

     A representative of Crowe Chizek is expected to attend the annual meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires.

SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

       Any proposals of Shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Chairman of the Company at its principal executive offices at 78 North Chicago Street, Joliet, Illinois 60432 on or before October 12, 2000, to be considered for inclusion in the Company's Proxy Statement and proxy relating to such meeting.


OTHER BUSINESS

       The Board of Directors knows of no other matters to be brought before the Annual Shareholders Meeting. If any other matters should properly come before the meeting, the persons named in the proxy will have the discretion to vote the proxy in accordance with their best judgment on those matters.

                         BY ORDER OF THE BOARD OF DIRECTORS
                                  Kevin T. Reardon
                               Chairman of the Board
                            and Chief Executive Officer

Joliet, Illinois
February 10, 2000

A COPY OF THE 1999 FORM 10-K (THE ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION) IS AVAILABLE FREE OF CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST
TO: MR. KEVIN T. REARDON, CHAIRMAN OF THE BOARD, FIRST NATIONAL BANCORP, INC., 78 NORTH CHICAGO STREET, JOLIET, ILLINOIS 60432.

                          FIRST NATIONAL BANCORP, INC.
                 78 North Chicago Street, Joliet, Illinois 60432

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED
                              PRIOR TO ITS EXERCISE

                 PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Shareholder or Shareholders of First National Bancorp, Inc., ("Company"), do hereby nominate, constitute and appoint KEVIN T. REARDON and ALBERT G. D'OTTAVIO or any one of them (with substitution, for me or us and in my or our name, place and stead) to vote all the shares of common stock of the Company, standing in my or our name, on the Company's books as of the close of its business on Tuesday, February 1, 2000, at the Annual Meeting of Shareholders of the Company to be held at the office of First National Bank of Joliet, 78 North Chicago Street, Joliet, Illinois, on Thursday, March 9, 2000 at 3:00 p.m., or any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present. The shares are to be voted in accordance with my or our directions as follows:

1. The election of the nine (9) persons listed below and in the Company's Proxy Statement dated February 10, 2000, as directors of the Company:
                              FOR (    )                         WITHHOLD (    )


     Sheldon C. Bell            Walter F. Nolan             Michael C. Reardon
     George H. Buck             Charles R. Peyla            Kevin T. Reardon
     Albert G. D'Ottavio        Louis R. Peyla              Howard E. Reeves


YOU MAY INDICATE YOUR DESIRE TO WITHHOLD AUTHORITY TO VOTE FOR ANY PERSON BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY PERSON.

     The Board of Directors recommends a vote "FOR" the election of the above listed persons as directors of the Company.

                                       (over)

2. Amend the Articles of Incorporation of the Company to increase the authorized common stock to 10,000,000 shares.
               FOR (   )           AGAINST (   )       ABSTAIN (   )

     The Board of Directors recommends a vote "FOR" the approval of the above amendment.


3. Such other business as may be properly brought before the meeting or any adjournments or postponements thereof.

     If any other business is properly brought before said meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

     ----------------------------          ----------------------------
     (Signature of Shareholder or          (Signature of Shareholder or
      Shareholders)                         Shareholders)

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


DATED:            , 2000
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